Fund Name
Issuer
Date of
Purchase
Aggregate
principal
amount of
purchase
Aggregate
principal
amount of
offering
Purchase
price (net of
fees and
expenses)
Date offering
commenced
Price paid by
each
purchaser of
these
securities in
this or any
concurrent
offering
Underwriter
from whom
purchased
Name of Affiliated Underwriter
(as defined in the Rule 10f-3
procedures) managing or
participating in syndicate (attach
list of all members of syndicate)
Commission,
spread or
profit


Frost
Municipal
Bond Fund
(Fund 6175)
JUDSON TX
ISD 481305EK2
8/25/2016
$1,000,000
$310,915,000
125.501
8/1/2016
125.501
Citigroup
(lead)
Frost Bank
0.00


Frost
Municipal
Bond Fund
(Fund 6175)
JUDSON TX
ISD 481305EJ5
8/25/2016
$1,000,000
$310,915,000
123.076
8/1/2016
123.076
Citigroup
(lead)
Frost Bank
0.00


Frost
Municipal
Bond Fund
(Fund 6175)
JUDSON TX
ISD 481305EL0
8/25/2016
$1,000,000
$310,915,000
127.865
8/1/2016
127.865
Citigroup
(lead)
Frost Bank
0.00


Frost
Municipal
Bond Fund
(Fund 6175)
SAN ANTONIO
TX ISD
796247BM5
12/06/2013
$1,200,000
$1,275,000,000
111.077
12/06/2013
N/A
J.P.
MORGAN
Frost Bank and Raymond James
N/A